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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

                 We consent to the incorporation by reference in this Registration Statement of Metals USA, Inc. on Form S-3 of our report dated March 21, 2003 appearing in the Annual Report on Form 10-K of Metals USA, Inc. for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes 1) an explanatory paragraph referring to the application of fresh start accounting in accordance with AICPA's Statement of Position 90-7 "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code" and the lack of comparability of financial information between reporting periods, and 2) an emphasis paragraph related to the Adoption of Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" on January 1, 2002), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
May 1, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT